UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

Xstelos Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54646	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2260, New York, New York		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 729-4962

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 28, 2013, Xstelos Holdings, Inc. (OTCQB: XTLS) (“Xstelos”) and Auxilium Pharmaceuticals, Inc. (“Auxilium”) announced that they filed a lawsuit against Upsher-Smith Laboratories, Inc. (“USL”) for infringement of ten U.S. patents covering Testim®, 1% testosterone gel, that are listed in the Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), published by the U.S. Food and Drug Administration (“FDA”).  These ten patents are owned by FCB I LLC, an indirect majority owned subsidiary of Xstelos, and are exclusively licensed to Auxilium.  Xstelos holds the assets of CPEX Pharmaceuticals, Inc. (“CPEX”), the predecessor owner of the patents.  The lawsuit was filed in the United States District Court for the District of Delaware on January 28, 2013.

The foregoing is qualified in its entirety by the text of the joint press release attached as Exhibit 99.1 hereto and incorporated herein by reference.  All readers are encouraged to read the entire text of the joint press release attached hereto.

Item 8.01	Other Events.

On January 28, 2013, Xstelos and Auxilium filed a lawsuit against USL for infringement of ten U.S. patents covering Testim®, 1% testosterone gel, that are listed in the Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), published by the FDA.  These ten patents are owned by FCB I LLC, an indirect majority owned subsidiary of Xstelos, and are exclusively licensed to Auxilium.  Xstelos holds the assets of CPEX, the predecessor owner of the patents.  The lawsuit was filed in the United States District Court for the District of Delaware.

Xstelos and Auxilium filed this lawsuit in response to a notice letter sent by USL regarding its filing with the FDA of New Drug Application (“NDA”) No. 204399 for a 1% testosterone gel product.  This letter also stated that NDA No. 204399 contained Paragraph IV certifications, under 21 U.S.C. Section 314.52(c)  of the Federal Food, Drug, and Cosmetic Act, with respect to the ten patents listed in the Orange Book as covering Testim: U.S. Patent Nos. 7,320,968; 7,608,605; 7,608,606; 7,608,607; 7,608,608; 7,608,609; 7,608,610; 7,935,690; 8,063,029; and 8,178,518.  These ten patents are expected to expire on various dates ranging from April 21, 2023 through January 18, 2025.  Auxilium and Xstelos remain committed to protecting their intellectual property rights, including their patent protection for Testim.

Under the Hatch-Waxman Act, as a result of the patent infringement lawsuit filed against USL, final FDA approval of USL’s NDA for its proposed generic version of Testim will be stayed until at least the earlier of 30 months from the date USL’s notice letter was received (i.e., June 24, 2015) or final resolution of the pending patent infringement lawsuit.  While USL may receive tentative approval from the FDA for its version of Testim before one of those events occurs, it would not be permitted to launch its generic product in the U.S. until it receives the necessary final approval of its NDA from the FDA.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Joint Press Release, dated January 28, 2013, issued by Xstelos Holdings, Inc. and Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

XSTELOS HOLDINGS, INC.

Date: January 28, 2013	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President, Chief Executive Officer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Joint Press Release, dated January 28, 2013, issued by Xstelos Holdings, Inc. and Auxilium Pharmaceuticals, Inc.